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                                                                     Exhibit 5.1

                         Simpson Thacher & Bartlett LLP
                              3330 Hillview Avenue
                               Palo Alto, CA 94304
                                 (650) 251-5000
                            Facsimile: (650) 251-5002
                               September 30, 2003


VERITAS Software Corporation
350 Ellis Street
Mountain View, CA 94043

Ladies and Gentlemen:

         We have acted as counsel to VERITAS Software Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration by the Company of $520,000,000 aggregate principal amount of 0.25% Convertible Subordinated Notes due 2013 (the "Notes") and the shares of common stock, par value $0.001 per share, of the Company (the Common Stock") into which the Notes may be converted (the "Conversion Shares"). The Notes were issued under an indenture (the "Indenture") dated as of August 1, 2003, between the Company and U.S. Bank National Association, as Trustee (the "Trustee").

We have examined the Registration Statement, a form of the certificate representing the shares of Common Stock and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have

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deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Indenture is the valid and legally binding obligation of the Trustee; and (2) the Notes have been duly authenticated by the Trustee.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

         1. The Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. The Conversion Shares into which the Notes are initially convertible have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         Our opinion set forth above in paragraph 1 is subject to the effects of
(i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,
(ii) general equitable principles (whether

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considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                      Very truly yours,

                                      /s/ Simpson Thacher & Bartlett LLP
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                                      SIMPSON THACHER & BARTLETT LLP